CONSECO, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated statement of operations of Conseco, Inc. ("Conseco") for the nine months ended September 30, 1996, and for the year ended December 31, 1995, presents the consolidated operating results for Conseco as if the merger (the "Merger") of Bankers Life Holding Corporation ("BLH") with and into a wholly owned subsidiary of Conseco, had occurred on January 1, 1995.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the issuance of $275.0 million of Trust Originated Preferred Securities ("TOPrS") having a distribution rate of 9.16 percent (the "TOPrS Offering") completed November 19, 1996; (ii) the issuance of $325.0 million of Capital Trust Pass-through Securities ("TruPS") having a distribution rate of 8.70 percent (the "TruPS Offering") completed November 27, 1996; (iii) the merger (the "THI Merger") of Transport Holdings Inc. ("THI") with and into Conseco completed December 23, 1996; (iv) the merger (the "ATC Merger") of American Travellers Corporation ("ATC") with and into Conseco completed December 17, 1996; (v) the call for redemption of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed on September 26, 1996; (vi) the acquisition of all of the outstanding common stock of American Life Holdings, Inc. ("ALH"), not previously owned by Conseco, and related transactions (the "ALH Transaction") completed on September 30, 1996; (vii) the acquisition (the "LPG Merger") of Life Partners Group, Inc.("LPG") completed effective June 30, 1996; (viii) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP") not previously owned by Conseco and related transactions (including the repayment of the borrowings under Conseco's existing $250.0 million revolving credit agreement) completed August 31, 1995; (ix) the increase of Conseco's ownership in Bankers Life Holding Corporation ("BLH") to
90.4 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (x) the issuance of 4.37 million shares of Preferred Redeemable Increased Dividend Equity Securities Convertible Preferred Stock ("PRIDES") of Conseco in January 1996; (xi) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (xii) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (i) Conseco's Current Report on Form 8-K dated December 23, 1996; (ii) Conseco's Current Report on Form 8-K dated December 17, 1996; (iii) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (iv) Conseco's Current Report on Form 8-K dated August 2, 1996; and (v) Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the nine months ended September 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the TOPrS Offering; (ii) the TruPs Offering; (iii) the THI Merger; (iv) the ATC Merger; (v) the Series D Call; (vi) the ALH Transaction; (vii) the LPG Merger; (viii) the issuance of
4.37 million shares of Conseco PRIDES in January 1996; and (ix) the BLH Tender Offer. Such pro forma adjustments are set forth in: (i) Conseco's Current Report on Form 8-K dated December 23, 1996; (ii) Conseco's Current Report on Form 8-K dated December 17, 1996; and (iii) Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended September 30, 1996.

     The unaudited pro forma consolidated balance sheet of Conseco as of September 30, 1996, gives effect to the Merger as if it had occurred on September 30, 1996.

     The unaudited pro forma consolidated balance sheet data as of September 30, 1996, set forth in the unaudited pro forma balance sheet under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on September 30, 1996: (i) the TOPrS Offering; (ii) the TruPS Offering; (iii) the THI Merger; and (iv) the ATC Merger. Such pro forma adjustments are set forth in: (i) Conseco's Current Report on Form 8-K dated December 23, 1996; and (ii) Conseco's Current Report on Form 8-K dated December 17, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, ATC and THI and are qualified in their entirety by, and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the ATC Merger, the THI Merger and the Merger using estimated values of the assets and liabilities of LPG, ALH, ATC, THI and BLH as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the ATC Merger, the THI Merger and the Merger had occurred on the assumed merger dates.

                          CONSECO, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the nine months ended September 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)



                                                           Pro forma
                                            Pro forma     adjustments
                                             Conseco        relating     Pro forma
                                            before the      to the        Conseco
                                             Merger         Merger        totals
                                            ---------      ----------   ---------
Revenues:
 Insurance policy income                   $1,714.7        $     -       $1,714.7
 Investment activity:
    Net investment income                   1,143.3                       1,143.3
    Net trading losses                         (6.5)                         (6.5)
    Net realized gains                         26.6             (.2)(1)      26.4
  Fee revenue                                  29.7                          29.7
  Restructuring income                         30.4                          30.4
  Other income                                 12.8                          12.8
                                          ---------        --------      --------
        Total revenues                      2,951.0             (.2)      2,950.8
                                          ---------        --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                          1,203.5            (1.5)(1)   1,202.0
 Interest expense
   on annuities and
   financial products                         549.5                         549.5
 Interest expense on
   notes payable                               76.7                          76.7
  Interest expense on
   investment borrowings                       17.2                          17.2
  Amortization related
    to operations                             283.9              .4 (1)     284.3
  Amortization related
    to realized gains                          22.3             (.1)(1)      22.2
  Other operating
   costs and expenses                         332.3             1.6 (1)     333.9
                                          ---------        --------       -------
        Total benefits
         and expenses                       2,485.4              .4       2,485.8
                                          ---------        --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                            465.6             (.6)        465.0
Income tax expense                            178.1             (.1)(2)     178.0
                                          ---------        --------       -------
        Income before
            minority interest
            and extraordinary
            charge                            287.5             (.5)        287.0

Minority interest in consolidated
   subsidiaries:
     Dividends on Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts                       26.1                          26.1
     Dividends on preferred stock               6.4                           6.4
     Equity in earnings                        13.9           (13.9)(3)        -
                                           --------        --------       -------
        Income before
            extraordinary charge           $  241.1        $   13.4       $ 254.5
                                           ========        ========       =======















Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding                      92.1             2.0 (4)      94.1
                                               ====          ======          ====
     Income before
       extraordinary  charge                  $2.62                         $2.70
                                              =====                         =====

   Fully diluted:
     Weighted average shares
       outstanding                             97.6             2.0 (4)      99.6
                                               ====          ======          ====
     Income before
       extraordinary charge                   $2.48                         $2.57
                                              =====                         =====



 The accompanying notes are an integral part of the pro forma consolidated financial statements.



                          CONSECO, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)


                                                           Pro forma
                                            Pro forma     adjustments
                                             Conseco        relating     Pro forma
                                            before the      to the         Conseco
                                             Merger          Merger         totals
                                            ---------      ----------    ---------
Revenues:
 Insurance policy income                   $2,216.9        $    (.3)(1)  $2,216.6
 Investment activity:
    Net investment income                   1,528.9             (.1)(1)   1,528.8
    Net trading income                          2.5                           2.5
    Net realized gains                        222.5             (.4)(1)     222.1
 Fee revenue                                   33.9                          33.9
 Restructuring income                          15.2                          15.2
 Other income                                  12.6             (.1)(1)      12.5
                                          ---------        --------      --------
         Total revenues                     4,032.5             (.9)      4,031.6
                                          ---------         --------     --------
Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                          1,566.2            (1.7)(1)   1,564.5
 Interest expense
   on annuities and
   financial products                         758.5              .3 (1)     758.8
 Interest expense on
   notes payable                              108.5             (.4)(1)     108.1
 Interest expense on
   investment borrowings                       30.2                          30.2
 Amortization related
   to operations                              361.1            (2.8)(1)     358.3
 Amortization related
   to realized gains                          144.4             (.6)(1)     143.8
 Other operating
   costs and expenses                         478.4             5.9 (1)     484.3
                                          ---------        --------       -------
        Total benefits
         and expenses                       3,447.3              .7       3,448.0
                                          ---------        --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                            585.2            (1.6)        583.6
Income tax expense                            226.6             (.6)(2)     226.0
                                          ---------        --------       -------
        Income before
            minority interest
            and extraordinary
            charge                            358.6            (1.0)        357.6

Minority interest in consolidated
   subsidiaries:
     Dividends on Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts                       34.8                          34.8
     Dividends on preferred stock               8.7                           8.7
     Equity in earnings                        12.6           (12.6)(3)        -
                                           --------        --------       -------
        Income before
            extraordinary
            charge                         $  302.5        $   11.6       $ 314.1
                                           ========        ========       =======
















Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding                      90.6             2.0 (4)      92.6
                                               ====          ======          ====
     Income before
       extraordinary  charge                  $3.34                         $3.39
                                              =====                         =====

   Fully diluted:
     Weighted average shares
       outstanding                             94.9             2.0 (4)      96.9
                                               ====          ======          ====
     Income before
       extraordinary charge                   $3.19                         $3.24
                                              =====                         =====

 The accompanying notes are an integral part of the pro forma consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                         Pro forma
                                           Pro forma    adjustments
                                            Conseco       relating       Pro forma
                                           before the     to the          Conseco
                                            Merger        Merger          totals
                                           ---------     ----------     ---------


Assets
 Investments:
     Actively managed fixed
      maturity securities
      at fair value                        $17,048.6    $    -          $17,048.6
     Equity securities at
      fair value                               105.3                        105.3
     Mortgage loans                            381.2                        381.2
     Credit-tenant loans                       393.8                        393.8
     Policy loans                              542.9                        542.9
     Other invested assets                     217.5                        217.5
     Short-term investments                    259.1                        259.1
     Assets held in separate
       accounts                                300.4                        300.4
                                            --------    -------         ---------

            Total investments               19,248.8         -           19,248.8

 Accrued investment income                     290.1                        290.1
 Cost of policies purchased                  2,228.7       65.9 (1)       2,294.6
 Cost of policies produced                     541.0      (50.7)(1)         490.3
 Reinsurance receivables                       469.2                        469.2
 Income taxes                                   42.3       (5.3)(2)          37.0
 Goodwill                                    2,087.5       57.3 (1)       2,144.8
 Property and equipment                        110.5                        110.5
 Securities segregated for
     future redemption of
     redeemable preferred
     stock of a
     subsidiary                                 45.0                         45.0
 Other assets                                  247.5                        247.5
                                           ---------    -------         ---------

            Total assets                   $25,310.6    $  67.2         $25,377.8
                                           =========    =======         =========



 The accompanying notes are an integral part of the pro forma consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                        Pro forma
                                          Pro forma     adjustments
                                           Conseco       relating      Pro forma
                                            for the      to the         Conseco
                                            Merger       Merger          totals
                                          ---------     ----------     ---------

Liabilities:
  Insurance liabilities                   $19,100.4     $     -         $19,100.4
  Investment borrowings                       539.4                         539.4
  Other liabilities                           522.7                         522.7
  Liabilities related
    to separate accounts                      300.1                         300.1
  Notes payable of Conseco                    869.7        418.1 (5)      1,287.8

  Notes payable of
    Bankers Life Holding
    Corporation, not
    direct obligations
    of Conseco                                418.1       (418.1)(5)           -
  Notes payable of American
    Life Holdings, Inc., not
    direct obligations of
    Conseco                                    13.0                          13.0
                                          ---------      -------         --------
            Total liabilities              21,763.4           -          21,763.4
                                          ---------      -------         --------
Minority interest in consolidated
   subsidiaries:
     Company - obligated mandatorily
       redeemable preferred securities
       of subsidiary trusts                   600.0                         600.0
     Preferred stock                           92.5                          92.5
     Common stock                              55.3        (55.3)(3)           -
                                          ---------      -------        ---------
Shareholders' equity:
  Preferred stock                             267.1                         267.1
  Common stock and additional
    paid-in capital                         1,898.0        122.5 (6)      2,020.5
  Unrealized appreciation
    (depreciation) of securities              (47.0)                        (47.0)
  Retained earnings                           681.3                         681.3
                                          ---------      -------        ---------

        Total shareholders' equity          2,799.4        122.5          2,921.9
                                          ---------      -------        ---------

           Total liabilities and
             shareholders' equity         $25,310.6      $  67.2        $25,377.8
                                          =========      =======        =========

 The accompanying notes are an integral part of the pro forma consolidated financial statements.




                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


     TRANSACTIONS RELATING TO THE MERGER

     In the Merger, each share of BLH common stock was converted into the right to receive a fraction of a share of Conseco common stock determined based on the average price of Conseco common stock prior to closing (such average price per share of Conseco common stock was $62.7625, resulting in an exchange ratio of
0.3983 shares valued at $25.00). Conseco issued 2.0 million shares of Conseco common stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the Merger is valued at the assumed dates of acquisition.

     Adjustments to give effect to the Merger are summarized below:

     (1) As described above, the Merger is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the Merger was completed on the assumed dates of acquisition.

     (2) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (3) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (4) Common shares outstanding are increased to reflect the shares of Conseco common stock issued in the Merger.

     (5)  Notes payable of   BLH are reclassified as  notes payable  of Conseco,
          since BLH is now wholly owned by Conseco.

     (6) Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the Merger.